Exhibit 99.1

               FORM OF RESCISSION OFFER COVER LETTER

                       Plastics Mfg. Company
                    W190 N11701 Moldmakers Way
                     Germantown, WI 53022-8214

                              __________ ___, 1999

 [Name of State] Purchasers of PMC Common Stock

 Re: Common Stock Repurchase Offer

 Dear __________________:

     On ___________, 1999, you purchased ________ shares of our common stock from the Company and/or certain affiliated companies at a price of $___ per share. These shares were not registered with the U.S. Securities and Exchange Commission or the [name of state securities administrator] before being offered and sold to you and other investors. The registration requirements of federal and state laws are intended to, among other things, make certain that you have adequate information about the Company in making an investment decision.

     The sale of stock without such registration, or an exemption from registration, may be a violation of the federal Securities Act of 1933, the [state securities law], and the law of each other state in which shares were sold. As a recent purchaser of our stock, you may have the right under the Securities Act of 1933 to recover the amount you paid for the stock, plus interest from the date of your purchase. Under [state] law, you may also be able to sue to recover the price paid for our stock, together with interest at the legal rate provided under state law (__%), calculated from the date you purchased the common stock, as well as reasonable attorneys fees. In order to exercise your rights under federal or [state] law to rescind your purchase and receive the amount paid by you for our stock, plus interest, you must return the stock to us. As a general rule, you have one year from the date of purchase under federal law to make such a demand and [XXX] years under [state] law.

     We recently filed a registration statement with the Securities and Exchange Commission. By the terms of the accompanying prospectus, we are offering to repurchase the shares of our stock which you purchased on ____________, 1999. You may elect to accept this repurchase offer at any time on or before _________________, 1999 (but in any event, not more than 30 days after the date of your receipt of this letter).

     This letter and the enclosed prospectus which forms a part of our registration statement are intended to provide you with the information you should know before you decide to accept or reject our offer to repurchase your shares. Please read it carefully before you make a decision regarding our offer to repurchase your shares. We are offering to sell our shares to new investors at a price of $12 per share, but you should read the prospectus to make your own determination about the business, financial condition and prospects of the Company. If you choose not to accept our offer, your shares will be automatically considered to be registered under the Securities Act without any further action on your part.

     Federal securities laws do not expressly provide that our offer to refund your purchase price, plus interest, will terminate your rights to return your shares in accordance with the provisions of the Securities Act. However, we have been advised by our legal counsel that if you accept our offer, you will have received the full amount of any damages you could claim under the Securities Act for the sale of unregistered shares.

     Under the [state securities law], you may not sue to recover the consideration paid, plus interest at the legal rate, if we have made a repurchase offer and you have failed to accept it. Therefore, we have been advised by our legal counsel that by making this offer, you will no longer have the right under [state] law to sue us or any of our directors, officers, or affiliates because we failed to register the shares before you purchased them.

     If we are sued by any shareholder who does not accept our repurchase offer, we intend to assert, among other defenses, that the shareholder is estopped or otherwise precluded from asserting such claim against us.

     YOU ARE NOT REQUIRED TO ACCEPT THIS REPURCHASE OFFER.   If you wish
 to accept this repurchase offer, you must:

     (1)  check the "ACCEPT" box, sign, and return the enclosed
          Rescission Offer Acceptance Form to my attention on or before ___________, 1999; and

     (2) include all stock certificates representing the shares of stock purchased by you on __________ and the shares issued to you as a result of the stock split paid on September 30, 1999. Our records indicate that these shares are represented by stock certificate numbers __________ and _________.

     After we receive your signed Rescission Offer Acceptance Form and your stock certificate(s), we will pay you $________ per share, plus interest at the legal rate of [_%] from ___________, 1999.

     If you do not return the signed Rescission Offer Acceptance Form within the time specified above, you will be considered as having failed to accept our offer and your rights under [state] law will terminate.

     I would be happy to answer any questions you might have concerning this offer. Please telephone me at your convenience if I may be of assistance.

                              Sincerely,


                              Mark G. Sellers
                              President

                       PLASTICS MFG. COMPANY

                 RESCISSION OFFER ACCEPTANCE FORM


 The undersigned ______________________________________________,  has
 received the Company's prospectus dated ___________, 19___ and letter dated __________, 19__ which describes the Company's offer to repurchase ____________ shares of Company stock. I (we) hereby:

 <square> ACCEPT the Company's offer to repurchase my (our) shares of common stock.

          DATE AND SIGN THIS FORM AND RETURN IT AND YOUR STOCK CERTIFICATES TO THE COMPANY IN THE ENCLOSED ENVELOPE
          (OR OTHERWISE) TO THE COMPANY. THE COMPANY MUST RECEIVE YOUR PROPERLY COMPLETED FORM AND STOCK CERTIFICATES ON OR BEFORE ______________ IF YOU WISH TO ACCEPT THIS OFFER.

          PLEASE READ THE INSTRUCTIONS CAREFULLY. THEY CONTAIN IMPORTANT TAX INFORMATION AND DIRECTIONS CONCERNING THE STEPS YOU MUST TAKE IN ORDER TO PROPERLY RETURN YOUR STOCK CERTIFICATES.

          FAILURE TO ACCEPT THIS OFFER WITHIN THE TIME PERIOD DESCRIBED IN THE PRECEDING PARAGRAPH WILL RESULT IN THE STATUTORY WAIVER OF YOUR RIGHT UNDER [STATE] LAW TO HAVE THE COMPANY REPURCHASE YOUR PLASTICS MFG. COMPANY COMMON STOCK DESCRIBED IN THE ACCOMPANYING LETTER.


 Date: _________________________, 1999



 By:________________________________ By:________________________________
          (Signature)                        (Signature)

     _______________________________________________________

     _______________________________________________________
     (Please Print Name(s) as Printed on your Certificate)

                             INSTRUCTIONS

 The Acceptance Form must be completed in order for the registered holder of Plastics Mfg. Company (the "Company") common stock to receive a refund of his or her purchase price, plus accrued interest.

     1. EXECUTION AND DELIVERY. All certificates must be accompanied by a completed and signed Rescission Offer Acceptance Form. You may choose any method you like to deliver these documents, however, you assume all risks of non-delivery. Delivery shall be effected, and risk of loss and title to the certificates transmitted shall pass, only upon proper delivery of the certificates to the Company. Accordingly, it is recommended that certificates be sent by Registered Mail, properly insured, or by overnight courier. Your completed Rescission Offer

 Acceptance Form and stock certificates must be mailed or delivered to the Company on or before __________, 1999.

     2. SIGNATURES. You must sign the Rescission Offer Acceptance Form exactly the way your name appears on the face of your certificate(s). If the shares are owned by two or more persons, each must sign exactly as his or her name appears on the face of the certificate(s).

     If the Rescission Offer Acceptance Form is signed by anyone who does not appear as the registered owner of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers which are in either case signed by the registered owner(s) as the name(s) that appear on the certificates.

     If the Rescission Offer Acceptance Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or by any others acting in a representative or fiduciary capacity, the person signing, unless he is the registered owner, must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded to the Company with the Rescission Offer Acceptance Form.

     3. ENDORSEMENT OF STOCK CERTIFICATE. You do not need to endorse the certificate(s) submitted herewith. Checks will be issued in exactly the name that appears on the stock certificates.

     4. LOST CERTIFICATES. If any of your certificates have been lost, stolen, or destroyed, you must notify the Company at the address shown on the first page of the Rescission Offer Acceptance Form for instructions as to what you should do. Your Rescission Offer Acceptance Form cannot be processed until the missing certificates have been replaced. Since replacement of missing certificates normally takes some time, you should act promptly to replace any missing certificates.

     5. SUBSTITUTE FORM W-9. All holders of shares of common stock who accept the Company repurchase offer are required to provide the Company with a correct Taxpayer Identification Number (TIN) on
 Substitute Form W-9 if they have not previously provided this information. Failure to provide the information on the form will subject the holder to 31% Federal income tax withholding.

     6. QUESTIONS AND REQUESTS FOR INFORMATION OR ASSISTANCE. If you have any questions or need assistance relating to the Rescission Offer Acceptance Form please contact the Company (telephone: (262) 250-3720). You may obtain additional copies of the Rescission Offer Acceptance Form by calling the Company or writing to the Company at the address set forth on the Rescission Offer Acceptance Form.

 SUBSTITUTE FORM W-9
 [TO BE COMPLETED BY ALL SHAREHOLDERS WHO ACCEPT THE COMPANY'S REPURCHASE OFFER AND HAVE NOT PREVIOUSLY PROVIDED THE COMPANY WITH THE APPLICABLE TAX WITHHOLDING INFORMATION. IF YOU DO NOT ACCEPT THE COMPANY OFFER TO REPURCHASE YOUR SHARES, YOU ARE NOT REQUIRED TO COMPLETE OR RETURN THIS FORM AT THIS TIME.]

 (see Instruction 5)

 Internal Revenue Service, Department of the Treasury
 Payer's request for Taxpayer Identification Number ("TIN")

 PART 1 - Please provide your correct TIN below and certify by signing and dating below:

                ______________________________________________
                 Social Security Number or Employer ID Number

 PART 2 - Certification - Under penalties of perjury, I certify that:

 (1) the number shown on this form is my Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

 (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all income or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

     Certification Instructions: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding for any unreported interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

 SIGNATURE:________________________________ DATE:_________________, 199_

 PRINT NAME:____________________________________________________________


 PART 3 - Awaiting TIN

        CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

 I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me thereafter will be withheld, but that such amounts> will be refunded to me if I then provide a Taxpayer Identification Number within sixty (60) days.

 SIGNATURE:________________________________  DATE:________________, 199_

 NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM WILL RESULT IN BACKUP
       WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THIS
       EXCHANGE.